CONFORMED COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2009
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
April 14, 2009

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 9, 2009, the New York Stock Exchange (the “NYSE”) notified Cambrex Corporation (the “Company”) that it was below the NYSE’s continued listing standard relating to the Company’s market capitalization and its stockholders’ equity. The NYSE continued listing standards as they apply to the Company require that the Company’s average market capitalization be not less than $75 million over a consecutive 30 trading day period or that stockholders’ equity be not less than $75 million. The Company intends to provide the NYSE, within 45 days from the date of the NYSE notice, a business plan that demonstrates the Company’s ability to return to compliance with these continued listing standards within 18 months from the date of the NYSE notice. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to the Company’s compliance with other NYSE listing requirements. On April 14, 2009, the Company issued a press release related to this matter, which is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

(99.1)	Press release dated April 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: April 14, 2009	By:	/s/ Gregory P. Sargen
		Name:	Gregory P. Sargen
		Title:	Vice President and CFO

Exhibit 99.1	Press release dated April 14, 2009.